360 Funds 485BPOS

Exhibit 99.(j)(5)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the 360 Funds and to the use of our reports dated November 29, 2018 on the financial statements and financial highlights of EAS Crow Point Alternatives Fund, Crow Point Global Tactical Allocation Fund, Crow Point Alternative Income Fund, and Eagle Rock Floating Rate Fund, each a series of shares of beneficial interest in 360 Funds. Such financial statements and financial highlights appear in the September 30, 2018 Annual Reports to Shareholders which are incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

January 28, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of The Crow Point Partners, LLC Funds and to the use of our report dated November 29, 2018 on the financial statements and financial highlights of the RVX Emerging Markets Equity Fund, a series of shares of The Crow Point Partners, LLC Funds. Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 28, 2019